                                   EXHIBIT 21.1

                      SUBSIDIARIES OF DATA DIMENSIONS, INC.



                                                           Jurisdiction
                                                                 of
                                                           Incorporation
                                                           -------------

Data Dimensions Ireland Limited                            Ireland

Data Dimensions (UK) Limited                               England

Data Dimensions Information Services, Inc.                 California

Data Dimensions FSC, Inc.                                  Guam